EXHIBIT 21
                          REGENCY REALTY CORPORATION

                                 Subsidiaries


Regency Realty Corporation (the "Company") has the following direct and indirect subsidiaries (unless otherwise noted, the immediate parent company's ownership interest is 100%)

      RRC General SPC, Inc., a Florida corporation RRC Limited SPC, Inc., a Florida corporation

      RRC General SPC, Inc. and RRC Limited SPC, Inc. are the general and limited partners, respectively, of the following Florida limited partnerships:

            RSP Criterion IV, Ltd.
            Treasure Coast Investors, Ltd.
            Regency Rosewood Temple Terrace, Ltd.
            Landcom Regency Mandarin, Ltd.

      RRC FL SPC, Inc., a Florida corporation RRC GA SPC, Inc., a Georgia corporation RRC AL SPC, Inc., an Alabama corporation RRC MS SPC, Inc., a Mississippi corporation

      RRC FL One, Inc., a Florida corporation RRC FL Two, Inc., a Florida corporation

            RRC FL One, Inc. and RRC FL Two, Inc. are the general and limited partners, respectively, of the following Delaware limited partnership:

                  Regency Office Partnership, L.P.

      Regency Centers, Inc., a Florida corporation

            Regency Centers, Inc. is the general partner of the following Georgia limited partnership:

                  RRC Operating Partnership of Georgia, L.P.

      RRC FL Five, Inc., a Florida corporation RRC FL Seven, Inc., a Florida corporation RRC Acquisitions, Inc., a Florida corporation RRC JV One, Inc., a Florida corporation

            RRC JV One, Inc. is the general partner of the following Florida limited partnership:

                  Regency Ocean East Partnership Limited



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Subsidiaries - continued




      Regency Atlanta, Inc., a Georgia corporation

            Regency Atlanta, Inc. is the general partner of the following Delaware limited partnership:

                  Regency Retail Partnership, L.P.
                  Regency Realty Group, II, Inc., a Florida corporation

                 (Regency Retail Partnership, L.P. owns 5% of the voting common stock and 100% of the non-voting preferred stock of this corporation.) Regency Retail Partnership, L.P. is the general partner of the following Georgia limited partnerships:

                              Equiport Associates, L.P.
                              Branch/HOP Associates, L.P.
                              Old Fort Associates, L.P.
                              Fieldstone Associates, L.P.

     Regency Realty Group, Inc., a Florida corporation (the Company owns 5% of the voting common stock and 100% of the non-voting preferred stock of this subsidiary). Regency Realty Group, Inc. owns all of the capital stock of the following:

      RRC Lender, Inc., a Florida corporation
      Regency Realty Group GA, Inc., a Georgia corporation